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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated September 19, 2018 with respect to the financial statements of Legacy Housing, Ltd. contained in the Registration Statement on Form S-1, as amended (File No. 333-228288), which is incorporated by reference in this Registration Statement on Form S-1MEF. We consent to the incorporation by reference of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption "Experts" in the prospectus incorporated by reference in this Registration Statement.

/s/ GRANT THORNTON LLP

Dallas, Texas
December 13, 2018

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM